UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 8, 2009

Particle Drilling Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

5611 Baird Court Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 11, 2009, Particle Drilling Technologies, Inc. (the “Company” or “we”) issued a press release announcing our financial results for the quarter ended March 31, 2009.  The press release is furnished herewith as Exhibit 99.1.

 Item 3.01 Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing.

In a letter dated May 8, 2009 from The Nasdaq Stock Market (“Nasdaq”), the Company was informed the Nasdaq Hearings Panel has determined to deny the request of the Company for continued listing on the Nasdaq Stock Market, and Nasdaq will therefore suspend trading of the Company’s shares on Nasdaq effective at the open of business on Tuesday, May 12, 2009.    Specifically, the Company was notified that that it did not satisfy Marketplace Rule 4310(c)(3), Marketplace Rule 4350(i)(1)(B), or Listing Rule 5210(d)as described in greater detail in the Company’s reports on Form 8-K, filed with the Commission on February 18, 2009, April 2, 2009, and April 21, 2009, respectively.

As a result of this, trading of our common stock will most likely be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the “pink sheets” or the OTC Bulletin Board, provided that our securities are approved for quotation on such markets, of which there can be no assurance.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated May 11, 2009, announcing the Company’s results of operations for the quarter ended March 31, 2009.

THE INFORMATION CONTAINED IN THIS CURRENT REPORT, INCLUDING THE EXHIBIT ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	May 12, 2009	By:	/s/ JASON D. DAVIS
			Name:	Jason D. Davis
			Title:	Vice President and interim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated May 11, 2009, announcing the Company’s results of operations for the quarter ended March 31, 2009.